16020 Industrial Drive, Gaithersburg, Maryland 20877 USA Phone: (301) 869-9800, Fax: (301) 208-3798

CONTACTS:

George Migausky BioVeris Corporation (301) 869-9800, ext. 2013	Jonathan Fassberg (investors) The Trout Group (212) 477-9007, ext. 16	Paul Caminiti or Andrew Cole (media) Citigate Sard Verbinnen (212) 687-8080

   APPRAISAL PROCESS FOR THE SALE OF BIOVERIS’ INTERESTS IN MESO SCALE DIAGNOSTICS COMPLETED

GAITHERSBURG, MD, October 19, 2004 — BioVeris Corporation (NASDAQ: BIOV) announced today that independent appraisers have completed the appraisal process in conjunction with the sale of BioVeris’ interests in Meso Scale Diagnostics, LLC (“MSD”). The purchase price for BioVeris’ interests in MSD was determined to be approximately $9.9 million. It is expected that the transfer of BioVeris’ interests to MSD will be completed by the end of 2004.

In August 2004, MSD and Meso Scale Technologies, LLC. (“MST”) agreed to purchase BioVeris’ interests in MSD substantially in accordance with the terms of the parties’ original joint venture agreement, which provided for a purchase at fair market value less an agreed upon discount. The joint venture agreement also set forth certain procedures for that purchase, including procedures for the appraisal process, in which the fair market value price was to be determined by independent appraisers.

The purchase price for BioVeris’ interests will be paid over time from a percentage of MSD sales and certain financings, in accordance with the original joint venture agreement. As part of an August 2004 settlement agreement between the parties, BioVeris received a $2.0 million non-refundable pre-payment from MSD for future amounts payable by MSD to BioVeris in connection with the buy-out of BioVeris’ interests in MSD. Therefore the initial installment payments from MSD will be applied against this credit. In the event future MSD sales or third-party financings in excess of the prepayment credit do not materialize, BioVeris will not receive any additional payments from MSD in connection with the sale. Until the purchase price is paid in full, BioVeris will hold a security interest in the interests in MSD that are being purchased.

BioVeris Corporation is an emerging, marketing-driven, global integrated health care company developing proprietary technologies in diagnostics and vaccinology. The Company is dedicated to the commercialization of innovative products and services for healthcare providers, their patients and their communities. BioVeris is headquartered in Gaithersburg, Maryland. More information about the Company can be found at www.bioveris.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that relate to future events or BioVeris’ future performance. All statements in this press release that are not historical facts, including any statements about the completion of the purchase of BioVeris’ interests in MSD and payments for the purchase of BioVeris’ interests are hereby identified as “forward-looking statements.” The words “may,” “should,” “will,” “expect,” “could,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions have been used to identify certain of the forward-looking statements. In this press release, BioVeris has based these forward-looking statements on management’s current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including changes in general economic, business and industry conditions. The foregoing sets forth some, but not all, of the factors that could impact upon BioVeris’ ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to BioVeris is provided in the Company’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s web site at www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that is not possible to predict or identify all risk factors and that neither this list nor the factors identified in BioVeris’ SEC filings should be considered a complete statement of all potential risks and uncertainties. BioVeris has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.